SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A
                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 10, 1997



                         STYLING TECHNOLOGY CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         DELAWARE                       0-21703                 75-2665378
----------------------------     ---------------------     ---------------------
(State or other jurisdiction     (Commission File No.)     (IRS Employer ID No.)
    of incorporation)



           2390 East Camelback Road, Suite 435, Phoenix, Arizona 85016
           -----------------------------------------------------------
               (Address of principal executive office) (Zip Code)



       Registrant's telephone number, including area code: (602) 955-3353

                         STYLING TECHNOLOGY CORPORATION

                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO

                                CURRENT REPORT ON

                                    FORM 8-K


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

ACQUISITION OF ONE TOUCH AND CLEAN AND EASY PRODUCT LINES

     On December 10, 1997, Styling Technology Corporation (the "Company") acquired certain assets and assumed certain liabilities of Inverness Corporation, a New Jersey corporation, and Inverness (UK) Limited, a private company limited by shares and registered in England and Wales (together "Inverness"), pursuant to an Asset Purchase Agreement (the "Purchase Agreement") dated October 31, 1997 among the Company and Inverness. Inverness produces professional and consumer hair removal appliances, depilatories, and other products under the "One Touch" and "Clean and Easy" brand names.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a)  FINANCIAL  STATEMENTS  OF INVERNESS  CORPORATION  AND  INVERNESS  (UK)
          LIMITED

               Independent Auditors' Report
               Statement of Net Assets of Certain Product Lines as of
                November 30, 1997.
               Statement of Operating Revenues and Expenses For the Period January 1, 1997 through November 30, 1997
               Notes to Financial Statements

     (b)  PRO FORMA FINANCIAL STATEMENTS.

               Introduction
               Unaudited Condensed Consolidated Pro Forma Balance Sheet as of
                September 30, 1997
               Unaudited Condensed Consolidated Statement of Operations For
                the Nine Months Ended September 30, 1997
               Unaudited Condensed Consolidated Pro Forma Statement of Operations For the Year Ended December 31, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Styling Technology Corporation:

We have audited the accompanying statement of net assets of certain product lines of Inverness Corporation and Inverness (UK) Limited (collectively, the Company) as of November 30, 1997, and the related statement of operating revenues and expenses for the period from January 1, 1997 through November 30, 1997, (see Note 1 for basis of presentation). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of net assets of certain product lines and the related statement of operating revenues and expenses have been prepared pursuant to the asset purchase agreement dated October 31, 1997 and effective December 1, 1997, between Styling Technology Corporation and the Company (Note 1). These financial statements are not intended to be a complete presentation of the Company's financial position or results of operations. The statement of net assets of certain product lines and the related statement of operating revenues and expenses are presented for the purposes of complying with the financial statement requirements of the Securities Exchange Commission for acquired or to be acquired businesses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statement of net assets of certain product lines of the Company as of November 30, 1997, and the related statement of operating revenues and expenses for the period from January 1, 1997 through November 30, 1997, in conformity with generally accepted accounting principles.

                                                 ARTHUR ANDERSEN LLP


Phoenix, Arizona,
  January 21, 1998.

                           INVERNESS CORPORATION AND
                             INVERNESS (UK) LIMITED

                STATEMENT OF NET ASSETS OF CERTAIN PRODUCT LINES

                               NOVEMBER 30, 1997


                                     ASSETS

CURRENT ASSETS:
  Accounts receivable, net of allowance for
   uncollectible accounts of $147,993             $4,050,348
  Inventory, net (Note 2)                          3,378,831
  Other current assets                               127,446
                                                  ----------

      Total current assets                         7,556,625

PROPERTY AND EQUIPMENT, net (Note 3)                 969,018

OTHER NONCURRENT ASSETS, net (Note 2)                787,878
                                                  ----------

      Total assets                                 9,313,521
                                                  ----------

                                  LIABILITIES

CURRENT LIABILITIES:
  Accounts payable                                   819,455
  Accrued liabilities                                529,076
                                                  ----------

      Total current liabilities                    1,348,531
                                                  ----------

COMMITMENTS AND CONTINGENCIES (Note 6)

NET ASSETS                                        $7,964,990
                                                  ==========



    The accompanying notes are an integral part of this financial statement.

                           INVERNESS CORPORATION AND
                             INVERNESS (UK) LIMITED

                  STATEMENT OF OPERATING REVENUES AND EXPENSES

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH NOVEMBER 30, 1997




NET SALES (Note 2)                                     $18,902,241

COST OF SALES (Note 1)                                  11,212,403
                                                       -----------

      Gross profit                                       7,689,838


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 1)    7,311,470
                                                       -----------

      Income from operations                               378,368
                                                       -----------

OTHER INCOME AND EXPENSES:
     Other income (Note 2)                                 358,282
     Interest expense (Note 1)                            (229,921)
                                                       -----------

      Total other income and expenses, net                 128,361
                                                       -----------


EXCESS OF REVENUES OVER EXPENSES                       $   506,729
                                                       ===========



    The accompanying notes are an integral part of this financial statement.

                           INVERNESS CORPORATION AND
                             INVERNESS (UK) LIMITED


                         NOTES TO FINANCIAL STATEMENTS

                               NOVEMBER 30, 1997

(1)  ORGANIZATION AND BASIS OF PRESENTATION:

     ACQUISITION AGREEMENT AND BASIS OF PRESENTATION

The accompanying financial statements represent the net assets of certain product lines of Inverness Corporation and Inverness (UK) Limited to be acquired (collectively, the Company). These statements are presented to comply with the financial statement requirements of the Securities Exchange Commission for acquired or to be acquired businesses.

In accordance with the terms of an asset purchase agreement (the Agreement) dated October 31, 1997 and effective December 1, 1997, Styling Technology Corporation agreed to acquire assets of certain product lines of Inverness Corporation and Inverness (UK) Limited. The assets primarily consist of trade receivables, inventories, and equipment. The terms also include a purchase price of $20 million in cash and the assumption of certain liabilities which include accounts payable, accrued liabilities and operating leases. The accompanying financial statements represent the accounts of the purchased assets and assumed liabilities pursuant to the terms of the Agreement.

The Company is a manufacturer and distributor of various personal care products in the following product lines:

         CLEAN AND EASY PROFESSIONAL SALON PRODUCTS - Roll-on waxing products sold to professional salons.

         ONE TOUCH ELECTROLYSIS, DEPILATORIES AND HOME WAXING - Battery-operated electrolysis machines, a variety of roll-on creams and depilatories, cream hair lighteners, strip wax and heated waxing appliances to be used by consumers at home. These products are sold to beauty supply stores, drug stores, discount stores, catalog mailers and showrooms, mass volume retailers and department stores.

     ALLOCATED EXPENSES

The product lines of the Company have historically been accounted for in the consolidated financial statements of Inverness Corporation and Inverness (UK) Limited (hereinafter referred to as Inverness). Inverness' management prepared these financial statements by allocating certain of the total costs of Inverness, to product lines acquired, based on the most conservative methodologies.

Certain overhead items are allocated to cost of sales for these product lines. Indirect labor and fringe benefit expenses are allocated based on standard direct labor hours. Rent, real estate taxes, insurance and other common costs are allocated based on estimated warehouse space occupied.

Certain selling, general and administrative (S,G&A) expenses and interest expense are allocated to each product line based on the percent of budgeted S,G&A expense for that product line to Inverness' total S,G&A expense. Budgeted S,G&A expenses for each product line are allocated based on Inverness' budgeted net sales to each product line, adjusted for certain specific allocations. S,G&A expenses consist primarily of sales salaries and commissions, travel and entertainment, advertising, and shipping expenses.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     INVENTORY

Inventory is stated at the lower of cost (first-in, first-out) or net realizable value. Reserves are established against inventory for excess, slow-moving and obsolete items.

Inventory, net, consists of the following at November 30, 1997:

         Raw materials and work-in-process         $1,430,441
         Finished goods                             1,948,390
                                                   ----------
                                                   $3,378,831
                                                   ==========
     OTHER NONCURRENT ASSETS

Other noncurrent assets consist of trademarks and patents of $436,451 and $351,427, respectively, net of accumulated amortization. Trademarks and patents are amortized on a straight-line basis over a 5-year and 17-year period, respectively. Amortization expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, for trademarks and patents was approximately $114,000 and $23,000, respectively.

     REVENUE RECOGNITION

The Company recognizes revenue from sales upon shipment of the product.

     OTHER INCOME

The Company recorded a gain from the settlement of an infringement lawsuit related to a patent for the One Touch Electrolysis and Home Waxing product line.

     INCOME TAXES

Inverness does not allocate income tax expense to the product lines of the Company. Accordingly, the accompanying statement of operating revenues and expenses for the period January 1, 1997 through November 30, 1997 does not include a provision for income taxes.

     PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the product lines acquired related to Inverness Corporation and Inverness (UK) Limited. All material intercompany items and transactions have been eliminated in consolidation. Financial information relating to the product lines within Inverness (UK) Limited is reported in accordance with Statement of Financial Accounting Standards No. 52, FOREIGN CURRENCY TRANSLATION.

     USE OF ESTIMATES

The preparation of financial information in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also effect the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.


     FAIR VALUE OF FINANCIAL INSTRUMENTS

The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards (SFAS) No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The Company's Financial Instruments, as defined by SFAS No. 107, include accounts receivable, accounts payable and accrued liabilities. The estimated fair value amounts have been determined by the Company at November 30, 1997, using available market information.

The carrying value of accounts receivable, accounts payable and accrued liabilities approximates fair value due to the short-term maturities of these instruments.

(3)  PROPERTY AND EQUIPMENT:

Property and equipment consist of the following at November 30, 1997:

         Furniture and fixtures                  $   169,887
         Machinery and equipment                   3,036,530
                                                 -----------
                                                   3,206,417
         Less-accumulated depreciation            (2,237,399)
                                                 -----------
                                                 $   969,018
                                                 ===========

Property and equipment are recorded at cost and depreciation is provided on the straight-line method over the following estimated useful lives:

                                                     Years
                                                     -----
         Furniture and fixtures                       4-7
         Machinery and equipment                     3-20

Accumulated depreciation has been recorded utilizing an allocation methodology based on the relative cost of these product lines' property and equipment in relation to Inverness' balance of property and equipment. Depreciation expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, was approximately $283,000.

Expenditures for major renewals and betterments are capitalized, while expenditures for maintenance and repairs, which are not significant and do not improve assets or extend their useful lives, are charged to expense as incurred. Repairs and maintenance expense for the period January 1, 1997 through November 30, 1997, was approximately $59,000.

(4)  RELATED PARTY TRANSACTIONS:

Inverness leases its primary facility from its majority shareholder under a noncancelable operating lease expiring in July 1998. Rent expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, was approximately $248,000.

In addition, the product lines acquired are part of Inverness Corporation and Inverness UK Limited, which are both 100% owned by the same shareholder. The inventory within the Inverness UK Limited product lines is supplied primarily by Inverness Corporation. For the period from January 1, 1997 through November 30, 1997, sales from Inverness Corporation to Inverness UK Limited were approximately $1,290,000, all of which were eliminated during consolidation.

(5)  CONCENTRATION OF CREDIT RISK:

     SALES TO MAJOR CUSTOMERS

During the period January 1, 1997 through November 30, 1997, sales to a major customer comprised approximately 11% of the Company's revenues. At November 30, 1997, the amount due from this customer included in accounts receivable was approximately $1,079,000.

     VENDOR CONCENTRATION

The Company purchased approximately 26% of its inventory from two vendors during period January 1, 1997 through November 30, 1997. At November 30, 1997, the amounts due to these vendors included in accounts payable was approximately $13,000.

(6)  COMMITMENTS AND CONTINGENCIES:

     LEASES

The Company has several noncancelable operating leases for facilities and equipment. The U.S. facility's lease expires in July 1998. The UK facility lease runs through January 2003. Future minimum payments under these noncancelable operating leases with terms are as follows:

       Year Ending
       November 30,
       ------------
         1998                                        $281,532
         1999                                         123,954
         2000                                         107,865
         2001                                          96,233
         2002                                          95,310
         Thereafter                                    23,827
                                                     --------
                                                     $728,721
                                                     ========

Rental expense allocated to the product lines for the period January 1, 1997 through November 30, 1997, was approximately $538,000.

              STYLING TECHNOLOGY CORPORATION AND ACQUIRED BUSINESS
INTRODUCTION TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements include the unaudited condensed consolidated pro forma balance sheet of the Styling Technology Corporation (the Company or STC), as of September 30, 1997, and unaudited condensed consolidated pro forma statements of operations for the nine months ended September 30, 1997 and the year ended December 31, 1996.

On December 10, 1997, STC acquired certain product lines of Inverness Corporation and Inverness (UK) Limited (collectively, Inverness) for $20.0 million in cash ($3.5 million will be held in escrow pending the successful transition of the manufacturing of certain products to an offshore manufacturer). In connection with the Inverness acquisition, the Company entered into a credit facility with Credit Agricole Indosuez for $75.0 million, of which $50.0 million was issued to pay for the Inverness acquisition, certain related Inverness acquisition fees and the payoff of the existing credit facility. The Inverness acquisition and the credit facility with Credit Argricole Indosuez are herein referred to the Transactions.

The unaudited condensed consolidated pro forma balance sheet as of September 30, 1997 gives effect to the Transactions as if they had occurred on September 30, 1997. The unaudited condensed consolidated pro forma statement of operations for the nine months ended September 30, 1997 assumes the Transactions occurred on January 1, 1997 and the unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 1996 assumes the Transactions occurred on January 1, 1996.

The unaudited condensed consolidated pro forma balance sheet as of September 30, 1997 of the Company has been derived from: (i) the unaudited historical financial statements of the Company, and (ii) the audited historical statement of net assets of certain product lines of Inverness as of November 30, 1997. The unaudited condensed consolidated pro forma statement of operations for the nine months ended September 30, 1997 of the Company has been derived from the unaudited historical financial statements of the Company for the nine months ended September 30, 1997; the unaudited historical financial statements of U.K. ABBA Products, Inc. (ABBA) for the period from January 1, 1997 to June 25, 1997; and the unaudited historical statement of operating revenues and expenses of Inverness for the period from January 1, 1997 to September 30, 1997. The unaudited condensed consolidated pro forma statement of operations for the year ended December 31, 1996 has been derived from: (i) the audited historical financial statements from January 1, 1996 to November 25, 1996 for Body Drench and Kotchammer Investments, Inc. (KII); the audited historical financial statements from March 1, 1996 to November 25, 1996 for Gena Laboratories, Inc.
(Gena); the audited historical financial statements from October 1, 1996 to November 25, 1996 for JDS Manufacturing Co., Inc. (JDS), (ii) the unaudited historical financial statements for the period from January 1, 1996 to February 28, 1996 for Gena, and the unaudited historical financial statements for the period from January 1, 1996 to September 30, 1996 for JDS, (iii) the audited historical financial statements for the Company from November 26, 1996 to December 31, 1996; the audited historical financial statements for ABBA for the year ended December 31, 1996, (iv) the unaudited statement of operating revenues and expenses of Inverness for the period from January 1, 1996 to December 31, 1996. The unaudited condensed consolidated pro forma statements of operations referred to above may not be indicative of actual results that would have been achieved if the Transactions had occurred on the dates indicated or the results that may be realized in the future. The unaudited condensed consolidated pro forma financial statements contain certain adjustments that are directly attributable to the Transactions.

The unaudited condensed consolidated pro forma statements of operations above do not include any adjustments related to potential selling, general and administrative expense synergies as a result of the acquisition of Inverness and ABBA.

            Unaudited Condensed Consolidated Pro Forma Balance Sheet
                            As of September 30, 1997
                                 (in thousands)

                                            September  November
                                            30, 1997   30, 1997             Pro Forma   Pro Forma
                                              STC     Inverness  Combined  Adjustments  Combined
                                            --------  ---------  --------  -----------  --------
ASSETS
Cash and Cash Equivalents                   $ 1,389    $   --    $ 1,389   $ 50,000 [2]  $ 4,912
                                                                            (25,727)[2]
                                                                            (20,750)[1]
Accounts Receivable, net                      8,596     4,050     12,646                  12,646
Inventory, net                                4,601     3,379      7,980                   7,980
Other Current Assets                          1,308       128      1,436                   1,436
                                            -------    ------    -------   --------      -------
      Total Current Assets                   15,894     7,557     23,451      3,523       26,974

Property and Equipment, net                   1,559       969      2,528                   2,528
Goodwill and Other                           43,880       788     44,668     (2,430)[2]   57,860
                                                                             13,695 [1]
                                                                              1,927 [2]
                                            -------    ------    -------   --------      -------
TOTAL ASSETS                                $61,333    $9,314    $70,647     16,715      $87,362
                                            =======    ======    =======   ========      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
  (OR NET ASSETS OF INVERNESS)

Accounts Payable and Accrued Liabilities    $ 5,800    $1,349    $ 7,149        300 [2]  $ 8,359
                                                                                910 [1]
Current Portion of Long-Term Debt             3,100        --      3,100     (3,100)[2]    3,300
                                                                              3,300 [2]
                                            -------    ------    -------   --------      -------
      Total Current Liabilities               8,900     1,349     10,249      1,410       11,659

Long-Term Debt, net of current portion       23,792        --     23,792    (21,000)[2]   49,492
                                                                             46,700 [2]
                                            -------    ------    -------   --------      -------
TOTAL LIABILITIES                            32,692     1,349     34,041     27,110       61,151
                                            -------    ------    -------   --------      -------

Net Assets of Inverness                          --     7,965      7,965     (7,965)[1]       --
Common Stock                                      1        --          1                       1
Additional Paid-in Capital                   27,866        --     27,866                  27,866
Retained Earnings                             2,574        --      2,574     (2,430)[2]      144
Treasury Stock                               (1,800)       --     (1,800)                 (1,800)
                                            -------    ------    -------   --------      -------
      Total Stockholders' Equity
       (or Net Assets of Inverness)          28,641     7,965     36,606    (10,395)      26,211
                                            -------    ------    -------   --------      -------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (OR NET ASSETS OF INVERNESS)               $61,333    $9,314    $70,647   $ 16,715      $87,362
                                            =======    ======    =======   ========      =======

----------
[1] Reflects purchase of Inverness including the recordation and payment of certain acquisition expenses and the allocation of the preliminary purchase price to the net assets of Inverness
[2] Reflects the issuance of $50 million of debt in the financing transaction and the recordation of all new financing costs. Also included is the payoff of the existing credit facility and the write off of the costs associated with that credit facility.

       Unaudited Condensed Consolidated Pro Forma Statement of Operations
                  For the Nine Months Ended September 30, 1997
                     (in thousands, except per share amount)

                                                                                       STC and ABBA
                                                                           ProForma     Pro Forma
                                             STC       ABBA    Combined   Adjustments   Combined
                                           -------   -------   --------   -----------   --------
Net Sales                                  $25,585   $ 5,742    $31,327                 $ 31,327
Cost of Sales                               11,347     2,780     14,127                   14,127
                                           -------   -------    -------    --------      -------
   Gross Profit                             14,238     2,962     17,200                   17,200
Selling, General & Administrative Expenses   8,305     2,358     10,663         400 [1]   10,663
                                                                               (400)[3]
                                           -------   -------    -------    --------      -------
Income (loss) from Operations                5,933       604      6,537          --        6,537
Interest Expense and Other, net                951       (50)       901       1,494 [2]    2,395
                                           -------   -------    -------    --------      -------
Income (loss) before Income Taxes            4,982       654      5,636      (1,494)       4,142
Provision for Income Taxes                   2,069       185      2,254        (368)[4]    1,886
                                           -------   -------    -------    --------      -------
   NET INCOME                              $ 2,913   $   469    $ 3,382    $ (1,126)     $ 2,256
                                           =======   =======    =======    ========      =======
PRO FORMA FULLY DILUTED EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING
                                                                                  STC, ABBA and
                                                       STC, ABBA and                Inverness
                                                         Inverness     Pro Forma    Pro Forma
                                            Inverness    Combined     Adjustments   Combined
                                            ---------    --------     -----------   --------
Net Sales                                    $15,654      $46,981                   $46,981
Cost of Sales                                  9,216       23,343       (2,485)[5]   20,858
                                             -------      -------     --------      -------
   Gross Profit                                6,438       23,638        2,485       26,123
Selling, General & Administrative Expenses     4,950       15,613          410 [1]   16,023

                                             -------      -------     --------      -------
Income (loss) from Operations                  1,488        8,025        2,075       10,100
Interest Expense and Other, net                  179        2,574        1,703 [2]    4,277
                                             -------      -------      --------     -------
Income (loss) before Income Taxes              1,309        5,451          372        5,823
Provision for Income Taxes                        --        1,886          560 [4]    2,446
                                             -------      -------     --------      -------
   NET INCOME                                $ 1,309      $ 3,565     $   (188)     $ 3,377
                                             =======      =======     ========      =======
PRO FORMA FULLY DILUTED EARNINGS PER SHARE                                          $  0.80
                                                                                    =======
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                                       4,209
                                                                                    =======

----------
[1]  Reflects the  amortization of goodwill over 25 years
[2]  Reflects interest expense incurred in the financing transaction.
[3] Reflects the elimination of compensation paid to former shareholders not continuing with the combined companies
[4] Reflects the provision for income taxes based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the ABBA acquisition which is not deductible for income tax reporting purposes.
[5] Reflects the adjustment to cost of sales related to a reduction of costs under the off shore manufacturing agreement negotiated in connection with the Inverness acquisition.

       Unaudited Condensed Consolidated Pro Forma Statement of Operations
                      For the Year Ended December 31, 1996
                     (in thousands, except per share amount)

                                                          Body
                                       Gena      JDS     Drench     KII       STC     Combined
                                      ------   -------  -------   -------   -------   --------
Net Sales                             $8,059   $ 2,948  $ 9,643   $ 1,248   $ 1,084   $ 22,982
Cost of Sales                          4,796     1,259    5,867       586       570     13,078
                                      ------   -------  -------   -------   -------   --------
   Gross Profit                        3,263     1,689    3,776       662       514      9,904
Selling, General &
  Administrative Expenses              2,577     1,495    4,005       591       737      9,405

                                      ------   -------  -------   -------   -------   --------
Income (loss) from Operations            686       194     (229)       71      (223)       499
Interest Expense and Other, net           21         1       --        74         1         97
                                      ------   -------  -------   -------   -------   --------
Income (loss) before Income Taxes        665       193     (229)       (3)     (224)       402
Provision (Benefit) for Income Taxes      --                (92)                (72)      (164)
                                      ------   -------  -------   -------   -------   --------
   NET INCOME (LOSS)                  $  665   $   193  $  (137)  $    (3)  $  (152)  $    566
                                      ======   =======  =======   =======   =======   ========
PRO FORMA FULLY DILUTED EARNINGS
  PER SHARE

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING
                                                                                            STC and
                                                   STC              STC and                   ABBA
                                     Pro Forma   Pro Forma            ABBA     Pro Forma    Pro Forma
                                    Adjustments  Combined   ABBA    Combined  Adjustments   Combined
                                    -----------  --------  -------  --------  -----------   --------
Net Sales                                         $22,982  $10,603  $33,585                 $33,585
Cost of Sales                                      13,078    5,013   18,091                  18,091
                                      -------     -------  -------  -------     -------     -------
   Gross Profit                                     9,904    5,590   15,494                  15,494
Selling, General &
  Administrative Expenses              (1,490)[1]   8,791    4,880   13,671      (1,131)[5]  13,326
                                          876 [2]                                   786 [2]
                                      -------     -------  -------  -------     -------     -------
Income (loss) from Operations             614       1,113      710    1,823         345       2,168
Interest Expense and Other, net           (11)[4]      86        1       87       2,809 [3]   2,896
                                      -------     -------  -------  -------     -------     -------
Income (loss) before Income Taxes         625       1,027      709    1,736      (2,464)       (728)
Provision (Benefit) for Income Taxes      585 [6]     421      291      712        (689)[6]      23
                                      -------     -------  -------  -------     -------     -------
   NET INCOME (LOSS)                  $    40     $   606  $   418  $ 1,024     $(1,775)    $  (751)
                                      =======     =======  =======  =======     =======     =======
PRO FORMA FULLY DILUTED EARNINGS
  PER SHARE

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING
                                                    STC,                   STC, ABBA
                                                 ABBA and                and Inverness
                                                 Inverness   Pro Forma     Pro Forma
                                     Inverness   Combined   Adjustments    Combined
                                     ---------   --------   -----------    --------
Net Sales                            $17,789     $51,374                   $51,374
Cost of Sales                         10,007      28,098      (2,358)[7]    25,740
                                     -------     -------     -------       -------
   Gross Profit                        7,782      23,276       2,358        25,634
Selling, General &
  Administrative Expenses              7,450      20,776         548 [2]    21,324

                                     -------     -------     -------       -------
Income (loss) from Operations            332       2,500       1,810         4,310
Interest Expense and Other, net          602       3,498       2,451 [3]     5,949
                                     -------     -------     -------       -------
Income (loss) before Income Taxes       (270)     (1,021)       (641)       (1,639)
Provision (Benefit) for Income Taxes      --          23         (23)[6]        --
                                     -------     -------     -------       -------
   NET INCOME (LOSS)                 $  (270)    $(1,021)    $  (618)      $(1,639)
                                     =======     =======     =======       =======
PRO FORMA FULLY DILUTED EARNINGS
  PER SHARE                                                                $ (0.43)
                                                                           =======
WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING                                              3,770
                                                                           =======

----------
[1] Reflects the elimination of salaries and benefits of specific individuals not continuing with the combined companies.
[2]  Reflects the amortization of goodwill over 25 years.
[3] Reflects interest expense incurred related to the financing transaction. [4] Reflects the interest cost from the seller carryback financing, net of interest expense eliminated from Body Drench.
[5] Reflects the elimination of compensation paid to former shareholders not continuing with the combined companies.
[6] Reflects the provision for income taxes based on applying the statutory income tax rates of each company, adjusted for goodwill amortization from the ABBA acquisition which is not deductible for income tax reporting purposes.
[7] Reflects the adjustment to cost of sales related to a reduction of costs under the off shore manufacturing agreement negotiated in connection with the Inverness acquisition.

     EXHIBITS.

Exhibit No.              Description Of Exhibit
-----------              ----------------------

10.20 Asset Purchase Agreement dated as of October 31, 1997 among Styling Technology Corporation, Inverness Corporation, and
       Inverness (UK) Limited. (1)

10.21 Transition and Manufacturing Agreement dated as of December 10, 1997 between Styling Technology Corporation and Inverness Corporation. (1)

10.22 Credit Agreement dated as of December 10, 1997 among Styling Technology Corporation and Credit Agricole Indosuez, New York branch, as agent and the lending institutions listed therein.(1)

23.1   Consent of Arthur Andersen LLP.

----------
(1) Incorporated by reference to the Registrant's Report on Form 8-K as filed on December 24, 1997.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



February    , 1998                STYLING TECHNOLOGY CORPORATION



                                  By: /s/ Richard R. Ross
                                     -------------------------------------
                                     Richard R. Ross
                                     Vice President, Chief Financial Officer,
                                      Treasurer and Secretary